UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

LANGUAGE ARTS CORP.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g)

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule, or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Language Arts Corp.

1075 Peachtree Street NE, Suite 3650

Atlanta, Georgia 30309

August __, 2014

Dear Stockholders:

The enclosed Information Statement is being furnished to the holders of record of the shares of the common stock, par value $0.001 per share (the “Common Stock”) of Language Arts Corp., a Nevada corporation (the “Company”), as of the close of business on the record date of August 31, 2014 (the “Record Date”). The purpose of this Information Statement is to notify our stockholders that on July 30, 2014, the Company received a written consent of the Board of Directors of the Company (the “Board”) and of the holder of 6,000,000 shares of Common Stock, representing 63.16% of the issued and outstanding shares of our Common Stock (the “Consent”).  The Consent adopted resolutions which authorized the Company to act on a proposal to amend and restate its Articles of Incorporation to (i) change the name of the Company from “ Language Arts Corp.” to “FLASR Inc.”, (ii) increase the amount of authorized shares of Common Stock from 75,000,000 to 150,000,000 and (iii) increase the authorized share capital of the Company by providing for the adoption of 5,000,000 shares of blank check preferred stock.

The Board believes that the amendment to the Articles of Incorporation (the “Amendment”) is beneficial to the Company. The full text of the Amendment is attached as Appendix A to this Information Statement.

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holder of a majority of the outstanding shares of the voting stock of the Company. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders. The resolutions will not become effective before the date which is 21 days after this Information Statement was first mailed to the stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders.

This Information Statement is being mailed on or about August __, 2014 to stockholders of record on August 29, 2014 (the “Record Date”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holder of at least a majority of the outstanding shares of all voting stock of the Company.

Because the stockholder holding at least a majority of the voting rights of our outstanding Common Stock has voted in favor of the foregoing action, and such stockholder has sufficient voting power to approve such action through its ownership of Common Stock, no other stockholder consents will be solicited in connection with the transaction described in this Information Statement. The Board is not soliciting your proxy in connection with the adoption of these resolutions, and proxies are not requested from stockholders.

Sincerely,

By:	/s/ Everett Dickson
Everett Dickson
President and Chief Executive Officer

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Language Arts Corp.

1075 Peachtree Street NE, Suite 3650

Atlanta, Georgia 30309

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

_____________________________________

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

The enclosed Information Statement is being furnished to the holders of record of the shares of the common stock, par value $0.001 per share (the “Common Stock”) of Language Arts Corp., a Nevada corporation (the “Company”), as of the close of business on the record date of August 31, 2014 (the “Record Date”). The purpose of this Information Statement is to notify our stockholders that on July 30, 2014, the Company received a written consent of the Board of Directors of the Company (the “Board”) and of the holder of 6,000,000 shares of Common Stock, representing 63.16% of the issued and outstanding shares of our Common Stock (the “Consent”). The Consent adopted resolutions which authorized the Company to act on a proposal to amend and restate its Articles of Incorporation to (i) change the name of the Company from “Langauge Arts Corp.” to “FLASR Inc.”, (ii) increase the amount of authorized shares of Common Stock from 75,000,000 to 150,000,000 and (iii) increase the authorized share capital of the Company by providing for the adoption of 5,000,000 shares of blank check preferred stock

The action will become effective on a date that is not earlier than 21 days after this Information Statement is first mailed to our stockholders.

Because the stockholder holding at least a majority of the voting rights of our outstanding Common Stock has voted in favor of the foregoing actions, and such stockholder has sufficient voting power to approve such actions through its ownership of Common Stock, no other stockholder consents will be solicited in connection with the transaction described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of these resolutions, and proxies are not requested from stockholders.

In accordance with our bylaws, our Board has fixed the close of business on August 29, 2014 as the record date for determining the stockholders entitled to notice of the above noted actions. This Information Statement is being mailed on or about August __, 2014 to stockholders of record on the Record Date.

Our stockholders are not entitled to appraisal rights under the Company’s Articles of Incorporation, bylaws or Nevada corporate law with respect to the actions taken.

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DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one Information Statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Security holders may also address future requests regarding delivery of information statements by contacting us at the address noted above.

VOTE REQUIRED; MANNER OF APPROVAL

Approval to implement the Amendment requires the affirmative vote of the holders of a majority of the voting power of the Company. Because the stockholders holding at least a majority of the voting rights of our outstanding Common Stock have voted in favor of the foregoing actions, and such stockholders have sufficient voting power to approve such actions through their collective ownership of Common Stock, no other stockholder consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of these proposals, and proxies are not requested from stockholders.

In addition, the Nevada Revised Statutes (“NRS”) require the affirmative vote of the holders of a majority of the voting power of the Company and provide in substance that stockholders may take action without a meeting of the stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting. The action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

The Company has no class of voting stock outstanding other than the Common Stock. There are currently 9,500,000 shares of Common Stock outstanding, and each share of Common Stock is entitled to one vote. Accordingly, the vote or written consent of stockholders holding at least 4,750,001 shares of the Common Stock issued and outstanding is necessary to approve the Amendment. In accordance with our bylaws, our Board of Directors has fixed the close of business on August 29, 2014 as the record date for determining the stockholders entitled to vote or give written consent.

On July 30, 2014, the Board and the holder of 6,000,000 shares of Common Stock, representing 63.16% of the issued and outstanding shares of our Common Stock, executed and delivered to the Company the Consents. Accordingly, in compliance with the NRS, at least a majority of the outstanding voting shares has approved the Amendment. As a result, no vote or proxy is required by the stockholders to approve the adoption of the foregoing action.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), the Amendment may not be filed with the Secretary of State of the State of Nevada to change the Company’s name until at least twenty (20) calendar days after this Information Statement is first mailed to our stockholders. The name change and increase in authorized share capital will become effective upon the filing of the Amendment with the Secretary of the State of Nevada, which is anticipated to be on or about August __, 2014, twenty (20) days after the mailing of this Information Statement.

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REASON FOR THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO CHANGE THE COMPANY’S NAME FROM “LANGUAGE ARTS CORP." TO “FLASR INC.”

Everett Dickson, the majority stockholder and sole officer and director of the Company, took control of the Company with the intention of merging his private, solely owned company "FLASR Inc." into the Company. This transaction will occur when the requisite approvals and authorizations, if any, are obtained, and the appropriate disclosure is filed with the Securities and Exchange Commission. In order for the Company to acquire the issued and outstanding shares of FLASR Inc. from Mr. D ickson , a significant amount of information regarding FLASR and its business needs to be disclosed. This information includes, without limitation, audited financial statements of FLASR . The Company intends to focus its energies on the steps required for the consummation of the acquisition of FLASR Inc. Currently there is no agreement between the Company and Mr. Dickson regarding the acquisition of the stock of FLASR, but it is contemplated that such agreement will include representations and warranties customary for a transaction of this nature. It is also contemplated that the Company will issue approximately 7,600,000 shares to Mr. Dickson for his sale of the shares of FLASR. The Company will file a Current Report on Form 8-K w hen the Company and Mr. Dickson execute a definitive stock purchase agreement, as well as upon the consumation of the transactions contemplated by such agreement. Although we cannot predict when such transaction will be consummated, since Mr. Dickson controls both the Company and the private company FLASR Inc., it is not inappropriate at this time to change the name of the Company. Accordingly, the Company wants its name to more accurately reflect the current business direction of the Company.

REASON FOR THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 75,000,000 SHARES TO 150,000,000 SHARES OF COMMON STOCK.

The purpose of the proposed increase in authorized share capital is to make available additional shares of Common Stock for issuance for general corporate purposes without the requirement of further action by the stockholders of the Company. In addition, the Board has approved the implementation of a stock dividend payment in the form of a 1:6 forward stock split whereby shares of Common Stock held by each stockholder of record on the record date of the stock dividend will automatically receive shares at the rate of 1 for 5, without any action on the part of the stockholders. Upon the effectiveness of such forward split, the Company will need an additional 47,500,000 shares of common stock. In addition, the Company will need additional authorized shares in connection with equity financings, establishing additional employee or director equity compensation plans or arrangements or for other general corporate purposes. There is currently no agreement or arrangement with respect to any of the foregoing. Increasing the authorized number of shares of the Common Stock of the Company will provide the Company with greater flexibility and allow the issuance of additional shares of Common Stock in most cases without the expense or delay of seeking further approval from the stockholders.

The Company’s current Articles of Incorporation authorize the issuance of 75,000,000 shares of Common Stock. As of August __, 2014, there were 9,500,000 shares of Common Stock issued and outstanding. There are currently no authorized shares of preferred stock.

The shares of Common Stock do not carry any pre-emptive rights. The adoption of the Amendment will not of itself cause any changes in the Company’s capital accounts.

The increase in authorized share capital will not have any immediate effect on the rights of existing holders of the Company’s Common Stock. However, the Board of Directors will have the authority to issue authorized shares of Common Stock without requiring future approval from the stockholders of such issuances, except as may be required by applicable law. To the extent that additional authorized shares of Common Stock are issued in the future, they will decrease the existing stockholders’ percentage equity ownership interests and, depending upon the price at which such shares of common stock are issued, could be dilutive to the existing stockholders. Any such issuance of additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock of the Company.

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One of the effects of the increase in authorized share capital, if adopted, however, may be to enable the Board to render it more difficult to or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board would, unless prohibited by applicable law, have additional shares of Common Stock available to effect transactions (including private placements) in which the number of the Company’s outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action, however, could discourage an acquisition of the Company which the stockholders of the Company might view as desirable.

REASON FOR THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO PROVIDE FOR THE ISSUANCE OF BLANK CHECK PREFERRED STOCK.

The current Articles of Incorporation of the Company do not authorize the Company to issue “blank check” preferred stock. The Board and the holder of 63% of the issued and outstanding shares of our Common Stock have determined that having “blank check” preferred stock would facilitate corporate financing and other plans of the Company, which are intended to foster its growth and flexibility. After the effective date of the Amendment, the blank check preferred stock could be issued by the Board without further shareholder approval, in one or more series, and with such dividend rates and rights, liquidation preferences, voting rights, conversion rights, rights and terms of redemption and other rights, preferences, and privileges as determined by the Board. That is the reason the preferred stock is referred to as “blank check preferred stock.” The Board believes that the complexity of modern business financing and possible future transactions require greater flexibility in the Company's capital structure than currently exists. The Board is permitted to issue preferred stock from time to time for any proper corporate purpose, including acquisitions of other businesses or properties and the raising of additional capital. Shares of preferred stock could be issued publicly or privately, in one or more series that could rank senior to our Common Stock with respect to dividends and liquidation rights.

There are no present plans, understandings or agreements for, and the Company is not engaged in any negotiations which will involve the issuance of preferred stock.

Everett Dickson, who executed the Written Consent, is our sole officer and director. Mr. Dickson is the holder of the 6,000,000 shares. See "Security Ownership of Certain Beneficial Owners and Management" below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of August __, 2014, the number of shares of common stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

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The percentages below are calculated based on 9,500,000 shares of common stock outstanding as of August __, 2014. The business address of the stockholder listed below is c/o Language Arts Corp., 1075 Peachtree Street NE, Suite 3650, Atlanta, Georgia 30309.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Everett Dickson	6,000,000	63.16%

All directors and executive officers as a group (1 person)	6,000,000	63.16%

Effective July 23, 2014, in connection with the acquisition of the 6,000,000 shares described above, Mr. Everett Dickson was appointed President, Chief Executive Officer, Chief Financial Officer and sole director of the Company.

INTEREST OF CERTAIN PERSONS IN OR IN

OPPOSITION TO MATTERS TO BE ACTED UPON

Other than as described herein, no other person has any interest, direct or indirect, by security holdings or otherwise, in the matters herein which is not shared by all other stockholders.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

Language Arts Corp.

1075 Peachtree Street NE

Suite 3650

Atlanta, Georgia 30309

By Order of the Board

By:	/s/ Everett Dickson
Everett Dickson
President and Chief Executive Officer

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AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

LANGUAGE ARTS CORP.

Pursuant to Section 78.403 of the Nevada Revised Statutes (“NRS”), the undersigned, an officer of Language Arts Corp. (the “Corporation”) restating the entire Articles of Incorporation, as in effect as of the date hereof:

ARTICLE I

GENERAL

Section 1.1.  Name. The name of the corporation is FLASR Inc. (the “Corporation”).

Section 1.2.  Registered Agent. The registered office of the Corporation in the State of Nevada is located at _____________in the ___________. The name of its Registered Agent at the above address is __________.

Section 1.3.  Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Nevada Revised States (the “NRS”).

Section 1.4.  Existence and Effectiveness. This Amended and Restated Certificate of Incorporation shall be effective as of the filing date indicated below. The Corporation shall have perpetual existence.

ARTICLE II

CAPITALIZATION

Section 2.1.  Authorized Capital Stock. The Corporation is hereby authorized to issue a total of 155,000,000 shares of capital stock consisting of (i) 150,000,000 shares of Common Stock, par value $.001 per share (“Common Stock”) and (ii) 5,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”).

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Section 2.2.  Preferred Stock. The Board of Directors of the Corporation (the “Board”) is authorized, subject to the rights of the holders of any then outstanding shares of Preferred Stock and limitations prescribed by law, to provide for the issuance of the shares of unissued and undesignated Preferred Stock, in one or more classes or series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such class or series, and to fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations or restrictions thereof. Without limiting the generality of the grant of authority contained in the preceding sentence, but subject to the rights of the holders of then outstanding Preferred Stock, the Board is authorized to determine any or all of the following, and the shares of each class or series may vary from the shares of any other class or series in any or all of the following aspects:

(i)

The number of shares of such class or series (which may subsequently be increased, except as otherwise provided by the resolutions of the Board providing for the issuance of such class or series, or decreased to a number not less than the number of shares then outstanding) and the distinctive designation thereof;

(ii)

The dividend rights, if any, of such class or series, the dividend preferences, if any, as between such class or series and any other class or series of stock, whether and the extent to which shares of such class or series shall be entitled to participate in dividends with shares of any other class or series of stock, whether and the extent to which dividends on such class or series shall be cumulative, and any limitations, restrictions or conditions on the payment of such dividends;

(iii)	The time or times during which, the price or prices at which, and any other terms or conditions on which the shares of such class or series may be redeemed, if redeemable;

(iv)

The rights of such class or series, and the preferences, if any, as between such class or series and any other class or series of stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and whether and the extent to which shares of any such class or series shall be entitled to participate in such event with any other class or series of stock;

(v)	The voting powers, if any, in addition to the voting powers prescribed by law, of shares of such class or series, and the terms of exercise of such voting powers;

(vi)

Whether shares of such class or series shall be convertible into or exchangeable for shares of any other class or series of stock, or any other securities, and the terms and conditions, if any, applicable to such rights;

(vii)	The terms and conditions, if any, of any purchase, retirement or sinking fund which may be provided for the shares of such class or series;

(viii)

Whether shares of such class or series may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary of the Corporation, upon the issue of any additional shares (of such class or series or of any other class or series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation; and

(ix)

Such other relative participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be determined by the Board and stated in the certificate or said resolution or resolutions providing for the issuance of such class or series of Preferred Stock.

Any of the powers, preferences, rights and qualifications, limitations, restrictions or designations of any such class or series of Preferred Stock may be made dependent upon facts ascertainable outside of the certificate or the resolution or resolutions adopted by the Board providing for the designation or issuance of such Preferred Stock pursuant to the authority vested in the Board; provided, that the manner in which such facts shall operate upon the powers, preferences, rights and qualifications, limitations, restrictions or designations of such class or series of Preferred Stock is clearly and expressly set forth in the certificate or the resolution or resolutions providing for the issuance of such Preferred Stock.

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ARTICLE III

VOTING RIGHTS

Section 3.1.  Common Stock. Subject to the voting rights, if any, of the holders of any then outstanding shares of Preferred Stock, the holders of Common Stock shall be entitled to one vote per share.

Section 3.2.  Preferred Stock. The holders of the Preferred Stock shall have the voting rights ascribed to them determined by the Corporation’s Board of Directors in connection with their designation of the rights and privileges of the Preferred Stock.

Section 3.3.  Election of Directors. Unless, and except to the extent that the bylaws of the Corporation (the “Bylaws”) so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE IV

MISCELLANEOUS

Section 4.1.  Lost Certificates. Upon receipt of evidence reasonably satisfactory to the Corporation of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Common Stock or Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class or series represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends, if any, shall accrue on the shares of Common Stock or Preferred Stock represented by such new certificate from the date up to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Section 4.2.  Bylaws. The Board may from time to time adopt, amend or repeal the Bylaws, subject to the power of the stockholders to adopt any Bylaws or to amend or repeal any Bylaws adopted, amended or repealed by the Board.

Section 4.3.  Indemnification. To the fullest extent that the NRS, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of officers directors, no director or officer of the Corporation will be liable to the Corporation or its stockholders for monetary damage for breach of fiduciary duty as a director or officer other than as a result of gross negligence or willful misconduct. The Corporation may specify additional terms of such indemnification obligations in the Bylaws or through contractual arrangements with indemnified parties. Any repeal or amendment of this Section will not adversely affect any limitation on the personal liability or alleged liability of a director arising from an act or omission of that director occurring prior to the time of such repeal or amendment. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the NRS, as the same may be amended and supplemented.

Section 4.4.  Certain Transactions. At such time, if any, as the Corporation becomes a "resident domestic corporation", as that term is defined in NRS 78.427, the Corporation shall not be subject to, or governed by, any of the provisions in NRS 78.411 to 78.444, inclusive, as may be amended from time to time, or any successor statute.

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